EXHIBIT 10.40

                                   - - oOo - -

                          FOODARAMA SUPERMARKETS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   - - oOo - -

                       Restatement Date: December 31, 2004


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                                Table of Contents

Section                                  Title                             Page

Article I           Name, Effective Date and Purpose                          1

Article II          Definitions                                               2

Article III         Eligibility and Participation                             7

Article IV          Determination of Benefits                                 8

Article V           Distributions                                            11

Article VI          Pre-Retirement Death Benefits                            12

Article VII         Administration of the Plan                               13

Article VIII        Amendment and Termination                                17

Article IX          Miscellaneous                                            18

Appendix A                                                                   24

Appendix B                                                                   25


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                                    Article I
                        Name, Effective Date and Purpose

Section 1.01 -- Name

      The name of the Plan is "Foodarama Supermarkets, Inc. Supplemental Executive Retirement Plan," hereinafter referred to as the "Plan".

Section 1.02 -- Effective Date

      The effective date of the Plan is January 17, 1989, first restated effective January 1, 1998 and now further restated effective December 31, 2004. The Plan is frozen as of December 31, 2004 and benefits will not increase after that date. Any vested benefits under the Plan as of December 31, 2004 shall be considered "grandfathered" pursuant to Section 409A of the Code.


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Section 1.03 -- Purpose

      The purpose of the Plan is to provide a select group of management employees the incentive to remain in employment until age sixty-five (65) by providing additional benefit security to the employee through the provision of supplemental retirement benefits, supplemental pre-retirement death benefits, and supplemental disability benefits.

                                   Article II

                                   Definitions

Section 2.01 -- Actuarial Equivalent

      For Participants and beneficiaries shall be determined using the 1983 Group Annuity Mortality Table blended fifty percent (50%) males and fifty percent (50%) females, assuming a rate of investment return of eight percent (8%) compounded annually.

Section 2.02 -- Beneficiary

      Shall mean the individual designated by the Participant to receive any Pre-retirement Death Benefits or to be a contingent beneficiary for Retirement Benefits under the Plan.

Section 2.03 -- Board

      Shall mean the Board of Directors of the Employer.

Section 2.04 -- Cause

      Shall mean that the Participant has engaged in any act of willful misconduct during the course of his employment with the Employer in the reasonable determination of the Committee, including, but not limited to, having:

      (a) Committed an intentional act of fraud, embezzlement, or theft in connection with Participant's duties or in the course of his employment with Employer;

      (b) Caused intentional wrongful damage to property of Employer in the course of his employment with Employer; or

      (c) Engaged in any gross misconduct in the course of his employment with Employer.


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      (Provided, that with respect to any of the acts described in the preceding subparagraphs (a) through (c), such act shall have been materially harmful to Employer). For purposes of this Plan, an act or omission on the part of the Participant shall be deemed "intentional" if it was not due primarily to an error in judgment or negligence and was done by a Participant not in good faith and without reasonable belief that the act or omission was in the best interests of Employer.

Section 2.05 -- Change of Control

      Shall mean the purchase or acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of the outstanding shares of common stock or the combined voting power of Employer's then outstanding voting securities entitled to vote generally, in or at the election of the directors or the approval by the stockholders of the Employer of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Employer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Employer's then outstanding securities, or a liquidation or dissolution of Employer or of the sale of all or substantially all of Employer's assets.

Section 2.06 -- Code

      Shall mean the Internal Revenue Code of 1986 as amended from time to time.

Section 2.07 -- Committee

      Shall mean the Committee established under the provisions of Article VII.


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Section 2.08 -- Disabled

      Shall mean a physical or mental condition which renders the Participant incapable of continuing his usual and customary duties with the Employer and can be expected to result in death or be of a long, continued and indefinite duration. Disability shall be determined as qualification for Social Security disability benefits.

Section 2.09 -- Employee

      Shall mean any full-time person who is employed by the Employer.

Section 2.10 -- Employer

      Shall mean Foodarama Supermarkets, Inc.

Section 2.11 -- 401(k) Plan

      Shall mean the Foodarama Supermarkets, Inc. 401(k) Savings Plan.

Section 2.12 -- Founder

      Shall mean Joseph J. Saker.

Section 2.13 -- Final Average Earnings

      Shall mean the annual average of the Participant's Annual Compensation (as defined in the following sentence) received during any sixty (60) consecutive calendar months prior to his retirement which produces the highest average. The term "Annual Compensation" shall mean the total compensation paid to the Participant by the Employer during any year as reported or reportable on Internal Revenue Service Form W-2, Box 1 or such successor box which describes "wages, tips and other compensation," increased by (i) elected deferrals under the Employer's 401(k) plan; (ii) elected deferrals under the Employer's "cafeteria plan," including, without limitation, deferrals for medical/dental insurance premiums, medical expenses and child care; and (iii) compensation paid pursuant to workers' compensation or disability insurance which is not otherwise reported on Form W-2, Box 1; and decreased by (i) income attributable to excess employer paid life insurance; and (ii) income attributable to and resulting from the award of any equity based incentive by the Employer to the Participant or the sale of any such equity award by the Participant, including, without


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limitation, income attributable to or resulting from the exercise of stock options or stock performance units granted by the Employer to the Participant or assigned to the Participant by other than the Employer or the sale of shares of stock acquired pursuant to the exercise of any such option. For purposes of computing the annual average of the Participant's Annual Compensation, if compensation is prorated for a portion of the first calendar year measured in such computation, then any bonus or incentive compensation paid to the Participant in such year shall be excluded for purposes of computing the Participant's prorated Annual Compensation for such year.

      By way of example, assume that a Participant has elected to retire on October 1, 2002, and that his Annual Compensation for the ten (10) year period preceding his retirement is as set forth below and that the Participant was paid bonus or incentive compensation of $10,000 in each of calendar years 1997, 1998, 1999, 2000, 2001 and 2002.

----------------------------------------------------------------------------
            Calendar Year                          Annual Compensation
----------------------------------------------------------------------------
                1991                                    $  90,000
----------------------------------------------------------------------------
                1992                                       94,000
----------------------------------------------------------------------------
                1993                                       98,000
----------------------------------------------------------------------------
                1994                                      102,000
----------------------------------------------------------------------------
                1995                                      106,000
----------------------------------------------------------------------------
                1996                                      110,000
----------------------------------------------------------------------------
                1997                                      114,000
----------------------------------------------------------------------------
                1998                                      118,000
----------------------------------------------------------------------------
                1999                                      128,000
----------------------------------------------------------------------------
                2000                                      132,000
----------------------------------------------------------------------------
                2001                                      136,000
----------------------------------------------------------------------------
            2002 (through                                 109,500
         September 30, 2002)
----------------------------------------------------------------------------

The annual average of the Participant's Annual Compensation received during the sixty (60) consecutive calendar months prior to his retirement which produces the highest average is $129,900. Such amount is determined as follows: ($26,000 for 3 months in 1997 + $118,000 + $128,000 + $132,000 + $136,000 + $109,500) / 5
= $129,900. The prorated Annual Compensation for 1997 is computed as follows:
($114,000-$10,000)=$104,000 x .25 = $26,000.

Annual Compensation earned after December 31, 2004 shall not be considered in determining a Participant's


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

Final Average Earnings.

Section 2.14 -- Late Retirement Date

      Shall mean the first day of any month following Normal Retirement Date.

Section 2.15 -- Normal Retirement Date

      Shall mean the first day of the calendar month coincident or next following the Participant's Normal Retirement Age.

Section 2.16 -- Normal Retirement Age

      Shall mean the attainment of age sixty-five (65).

Section 2.17 -- Participant

      Shall mean any Employee who has completed five (5) or more years of employment with the Employer and has been designated as participating in the Plan by the Board or their designee and who has a benefit that is payable under this Plan.

Section 2.18 -- Participation Agreement

      Shall mean the Agreement under which the Board designates the Participant's annual retirement income as a percentage of compensation and the Participant designates his beneficiary.

Section 2.19 -- Pension Plan

      Shall mean the Foodarama Supermarkets, Inc. Pension Plan.

Section 2.20 -- Plan

      Shall mean the Foodarama Supermarkets, Inc. Supplemental Executive Retirement Plan as set forth herein.

Section 2.21 -- Plan Administrator

      Shall mean the Committee under the Plan.

Section 2.22 -- Plan Year

      Shall mean a year which commences on the first date of January and ends on the last day of December.


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Section 2.23 -- Vested

      Shall mean that portion of the Participant's benefit which is non-forfeitable.

                                   Article III

                          Eligibility and Participation

Section 3.01 -- Eligibility

      An Employee of the Employer who:

      (a) is a member of a select group of management or is a highly compensated Employee; and

      (b) is specifically designated by the Board and notified by the Committee of their eligibility to join the Plan shall become a Participant in the Plan as of the first day of the Plan Year in which notification occurs subject to meeting the requirements of Section 3.02 of the Plan.

No Employee shall become a new Participant in the Plan on or after December 31, 2004.

Section 3.02 -- Notification

      The Committee shall notify in writing each Employee whom the Board has determined is eligible to join the Plan. Upon completion of a Participation Agreement by the Employee, the Employee's name shall be added to Appendix A as a Participant of the Plan.


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                                   Article IV

                            Determination of Benefits

Section 4.01 -- Amount of Supplemental Retirement Benefit

      The amount of benefit that a Participant is entitled to when he retires on his Normal or Late Retirement date shall be equal to a - (b + c + d) plus (e) where:

      (a) Annual benefit percentage from the Participant's Participation Agreement times the Participant's Final Average Earnings;

      (b) Annual benefit from the Pension Plan payable in the form of a one hundred and twenty (120) month certain and life annuity.

      (c) Annual Employer provided benefit from the 401(k) plan. The annual Employer provided benefit from the 401(k) Plan shall be the Participant's account balance attributable to the Employer profit sharing and matching contributions converted to a one hundred and twenty (120) month certain and life annuity in accordance with Appendix B. In determining the Employer matching contributions, for purposes of this Plan it is assumed the Employee elects to defer an amount sufficient to receive the maximum Employer matching contribution defined by the 401(k) Plan; and

      (d) The annual benefit derived from the Participant's Social Security. Such amount shall be the amount the Participant is actually receiving from Social Security upon his Normal or Late Retirement date. In the event the Participant has not yet begun to receive Social Security benefits as of his Normal or Late Retirement date, such amount shall be the amount that would be payable from Social Security starting on that date, based on the Participant's actual earnings history as reported by Social Security; plus:

      (e) In addition to the monthly benefit determined under (a) through (d) the Participant will receive each month an allowance equal to 50% of the regional average monthly premium


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            required to purchase Medicare Supplement Plan J (or any
            substantially similar successor program), plus 50% of the monthly premium required under Medicare Part B. The premium amount shall be re-determined each January by the Employer based on regional rates for the purchase of such a program. If this benefit is vested under the Plan on December 31, 2004, then this entire benefit shall be paid solely by this Plan.

Section 4.02 -- Disability Benefits

      Should the Participant become Disabled prior to attainment of Normal Retirement Age, the Participant shall be entitled to receive an immediate Disability Benefit based on Final Average Earnings at the date the Participant became Disabled. The Disability Benefit shall be the annual benefit percentage determined pursuant to the Participant's Participation Agreement times his Final Average Earnings offset by payments from any Employer plan of long-term disability and Social Security payments.

      Upon the attainment of Normal Retirement Age, the Participant's annual benefit shall be calculated pursuant to Section 4.01 of the Plan utilizing Final Average Earnings at the time the Participant became disabled.

Section 4.03 -- Vesting

      A Participant shall vest in his benefit upon the attainment of the earlier of becoming Disabled, in the event of death, Change of Control, or upon attaining Normal Retirement Age. Any Participant who has terminated employment prior to these events will not be vested and therefore have no rights to benefits under this Plan.

      Vesting shall be determined solely based on a Participant's status as of December 31, 2004. Only those Participants who were vested as of December 31, 2004 shall have any rights to benefits under this Plan.

Section 4.04 -- Loss of Benefits

      A Participant shall forfeit any and all benefits, including those Vested under the Plan if:

      (a)   The Participant is terminated for Cause.

      (b) The Participant uses trade secrets in competition with the Employer. In the event the Employer determines that a Participant has used or is using trade secrets or other confidential, secret or proprietary information of the Employer to compete with the


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            Employer, the Employer shall discontinue all benefit payments to or on behalf of the Participant effective thirty (30) days after the Employer gives the Participant written notice of its determination. Such notice shall be sent registered mail, return receipt requested, and shall provide the manner in which the Participant may respond to the Employer's determination. If, within one (1) year of the date of such notice, the Employer in its sole discretion determines that the Participant has ceased to so use such information and that future use of such information is not likely to cause substantial detriment to the Employer, the Employer, in its sole discretion, may resume benefit payments, but any discontinued or missed payments shall be forfeited.

                                    Article V

                                  Distributions

Section 5.01 -- Payment of Benefits

      A Participant shall be entitled to receive a distribution of his benefit following termination of employment on the first day of the month coincident with or following:

      (a)   Determination of entitlement for disability benefits

      (b)   In the event of the Participant's death

      (c)   The later of the Participant's

            (i)   Normal Retirement Date; or

            (ii)  Late Retirement Date

Section 5.02 -- Form of Distribution

      The Participant shall receive his benefit in the form of a life annuity with one hundred and twenty (120) monthly payments guaranteed. Should the Participant die prior to receiving one hundred and twenty (120) monthly payments, the unpaid installments shall be paid to the Participant's Beneficiary. If there is no designated Beneficiary, the unpaid installments shall be paid to the Participant's estate in a lump


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

sum using Actuarial Equivalencies for lump sum payments.

                                   Article VI

                          Pre-Retirement Death Benefits

Section 6.01 -- Pre-Retirement Death Benefit

      If the Participant dies prior to commencement of benefits in the Plan, then the Participant's Beneficiary shall be entitled to a pre-retirement death benefit. The amount of benefit that the Beneficiary is entitled to upon the death of the Participant shall be equal to fifty percent (50%) of the benefit payable under Section 4.01 that the Participant would have received if the Participant had retired on the day immediately before his death. For purposes of calculating the pre-retirement death benefit, the offsets in (b), (c) and (d) in
Section 4.01 shall be calculated at the time of the Participant's death. The Participant's Beneficiary shall receive the benefit provided in Section 4.01(e) for a period not to exceed one hundred and twenty (120) months from the date benefit payments commence from this plan.

Section 6.02 -- Form and Commencement of Benefit

      The Pre-Retirement Death Benefit shall commence on the first day of the month following the Participant's death. The Pre-Retirement Death Benefit shall be payable in one hundred and twenty (120) monthly installments. Should the Participant's Beneficiary die prior to receiving the one hundred and twenty
(120) monthly installments, the unpaid installments shall be paid to a designated contingent Beneficiary. If there is no designated contingent Beneficiary, the unpaid installments shall be paid to the Beneficiary's estate in a lump sum using the Actuarial Equivalencies for lump sum payments.

                                   Article VII

                           Administration of the Plan

Section 7.01 -- Appointment of the Committee

      The day-to-day administration of the Plan, as provided herein, including the supervision of the


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payment of all benefits to retired Participants and their Beneficiaries, shall be vested in and be the responsibility of the Committee which shall be the Supplemental Executive Retirement Plan Committee of the Employer.

Section 7.02 -- Conduct of Committee Business

      The Committee shall conduct its business and hold meetings as determined by it from time to time. A majority of the Committee shall have the power to act, and the concurrence of any member may be by telephone, telegram or letter. The Committee may delegate any one of its members to carry out specific duties and to sign appropriate forms and authorizations. In carrying out its duties, the Committee may, from time to time, employ an administrative organization and agents and may delegate to them ministerial and limited discretionary duties as it sees fit, and may consult with counsel, who may be counsel to the Employer.

Section 7.03 -- Committee Officers, Subcommittees, and Agents

      The Committee shall elect from its members a Chairman and shall appoint such subcommittees as it shall deem necessary and appropriate, and may authorize one (1) or more of its members or any agent to execute or deliver any instrument on its behalf and do any and all other things necessary and proper in the administration of the Plan.

Section 7.04 -- Expenses of the Committee and Plan Costs

      The expenses of administering the Plan, including the printing of literature and forms related thereto, the disbursement of benefits thereunder, and the compensation of administrative organizations, agents, actuary, or counsel shall be paid by the Employer.

Section 7.05 -- Records of the Committee

      The Committee shall keep a record of all its proceedings, which shall be open to inspection by the Employer.


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Section 7.06 -- Committee's Right to Administer and Interpret the Plan

      The Committee shall have the absolute power, discretion, and authority to administer and interpret the Plan, to determine benefit eligibility and to adopt such rules and regulations as in the opinion of the Committee are necessary or advisable to implement, administer, and interpret the Plan, or to transact its business. Such rules and regulations as adopted by the Committee shall be binding upon any persons having an interest in or under the Plan.

Section 7.07 -- Claims Procedure

      A claim for benefits under the Plan must be made in writing to the Committee. The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

      (a)   the specific reason or reasons for the denial;

      (b) specific references to the pertinent Plan provisions on which the denial is based;

      (c) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary;

      (d)   an explanation of the Plan's claim review procedures; and

      (e) a statement of the applicant's right to bring civil action under ERISA.

      If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

      In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) days of its submission, the applicant, at the applicant's sole expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of denial. In pursuing such appeal the applicant may:

      (a)   request in writing that the Committee review the denial;

      (b) review all relevant documents, records, and other information relevant to the claim; and

      (c)   submit issues and comments in writing.

      The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered


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as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period which explains the reasons for the extension and the date a decision is expected. The decision on review shall be written in a manner calculated to be understood by the applicant, and shall include:

      (a) specific references to the pertinent Plan provisions on which such denial is based;

      (b) a statement that applicants can receive free of charge copies of all documents, records, and other information relevant to the claim;

      (c) a statement describing the applicant's right to bring civil action under ERISA; and

      (d) a description of voluntary appeals procedures, if any, offered by the Plan.

Section 7.08 -- Responsibility and Authority of the Committee

      The responsibilities and authority of the Committee shall not exceed the limitations of this Article VII. The Committee shall direct the Employer, an insurance company, or the trustees of a rabbi trust to make payments to Participants or Beneficiaries as provided under the Plan.

Section 7.09 -- Indemnity of the Committee

      The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except as limited by law.

                                  Article VIII

                            Amendment and Termination

Section 8.01 -- Amendment

      The Employer, acting through it Board, reserves the right to amend the Plan at any time. However, no amendment shall reduce the Participant's right to the benefits defined by their Participation


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

Agreement upon becoming vested as of the amendment date. Any such amendment shall be made pursuant to a resolution of the Board.

Section 8.02 -- Termination

      The Employer, acting through its Board, reserves the right to terminate the Plan at any time. If the Board has elected to permanently cease the Plan, the Plan shall be considered a frozen Plan and a distribution shall not be made to a Participant until the occurrence of an event described in Section 5.01 of the Plan. If the Pension Plan is terminated, no additional Participation Agreement shall become part of this Plan. The Plan shall be treated as a frozen plan unless the Board elects to terminate the Plan. If the Plan is terminated for whatever reason, the Participant's benefit shall be paid in a lump sum ninety (90) days after the termination of the Plan. The lump sum shall be the Actuarial Equivalent of the Participant's benefit under the Plan as of the Plan's termination date.


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

                                   Article IX

                                  Miscellaneous

Section 9.01 -- Unsecured Creditor

      Participants and their Beneficiaries, heirs and successors under this Plan shall have solely those rights of an unsecured creditor of the Employer. Any and all assets of the Employer shall not be deemed to be held in trust for any Participant, their Beneficiaries, heirs and successors, nor shall any assets be considered security for the performance of obligations of the Employer and said assets shall at all times remain unpledged, unrestricted general assets of the Employer. The Employer's obligation under the Plan shall be an unsecured and unfunded promise to pay benefits at a future date.

Section 9.02 -- Unfunded Plan

      This Plan is an unfunded plan maintained to provide retirement benefits for a select group of management and highly compensated employees. Any Participant's benefit under the Plan is maintained for recordkeeping purposes only and is not to be construed as funded. Notwithstanding the unfunded status of the Plan, the Employer may establish a grantor trust pursuant to Section 677 of the Code to hold assets under the Plan.

Section 9.03 -- Non-Assignability

      The Participants and their Beneficiaries, heirs and successors shall not have any right to commute, sell, pledge, assign, transfer or otherwise convey the right to receive any payment under this Plan. The right to any payment of benefits shall be non-assignable and non-transferable. Such right to payment shall not be subject to legal process or levy of any kind.


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Section 9.04 -- Not A Contract of Employment

      The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time.

Section 9.05 -- Successor Organizations

      The Employer agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing organization or corporation assumes the rights and obligations under this Plan. If the successor organization refuses to accept the rights and obligations of this Plan, all benefits will vest and the Plan shall terminate prior to the consolidation, merger or business takeover. Benefits shall be calculated and distributed pursuant to Section 8.02 of the Plan.

Section 9.06 -- Governing Law

      Subject to the provisions of the Employer Retirement Income Security Act of 1974 and to the extent not superseded by Federal law, the Plan shall be construed, administered and enforced under the laws of the State of New Jersey.

Section 9.07 -- Binding Agreement

      This Plan shall be binding on the parties hereto, their heirs, executors, administrators, and successors in interest.

Section 9.08 -- Invalidity of Certain Provisions

      If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Plan shall be construed and enforced as if such provision had not been included.

Section 9.09 -- Masculine, Feminine, Singular and Plural

      The masculine shall include the feminine and the singular shall include the plural and the plural


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the singular wherever the person or entity or context shall plainly so require.

Section 9.10 -- Withholding Taxes

      The Committee shall make any appropriate arrangements to deduct from all amounts paid under the Plan any taxes required to be withheld by any government or governmental agency.

Section 9.11 -- Incapacity

      In the event that any Participant is unable to care for his affairs because of illness or accident, any payment due may be paid to the Participant's spouse, parent, brother, sister or other person deemed by the Committee to have incurred expenses for the care of such Participant, unless a duly qualified guardian or other legal representative has been appointed.

Section 9.12 -- Number of Counterparts

      This Plan may be executed in any number of counterparts, each of which when duly executed by the Employer shall be deemed to be an original, but all of which shall together constitute but one instrument, which may be evidenced by any counterpart.

Section 9.13 - Special Benefit Adjustments

      Founder - With respect to the Founder, the following shall supersede Sections 4.01(e), 5.02, 6.01 and 6.02 of the Plan.

      (i) Form of Distribution - The Founder shall receive his benefit, calculated in accordance with Sections 4.01(a) though 4.01(d), in the form of a joint and contingent survivor pension payable to and during the lifetime of the retired Founder with the provision that following his death after commencement of benefits in the Plan, such benefit shall continue to be paid to and during the lifetime of Gloria Saker, should she survive the Founder, at the same rate. No benefit shall be payable to any Beneficiary or to the Founder's estate, regardless of the number of monthly payments received by the Founder and Gloria Saker prior to their respective deaths.

      (ii)  Supplemental Health Coverage - In lieu of the benefit provided in
            Section 4.01(e), the


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

            Founder and Gloria Saker shall receive, for their respective lifetimes, all premiums for supplemental medical insurance for purposes of supplementing Medicare primary coverage and a family dental insurance policy. This benefit is fully vested under this Plan and shall be paid solely by this Plan.

      (iii) Pre-Retirement Death Benefit - If the Founder dies prior to commencement of benefits in the Plan, then Gloria Saker, should she survive the Founder, shall be entitled to a pre-retirement death benefit. The amount of the benefit shall be equal to one hundred percent (100%) of the benefit payable under Section 4.01 that the Founder would have received if the Founder had retired on the day immediately before his death. For purposes of calculating the pre-retirement death benefit, the offsets in (b), (c) and (d) in
            Section 4.01 shall be calculated at the time of the Founder's death. The pre-retirement death benefit shall commence on the first day of the month following the Founder's death and shall be payable to and during the lifetime of Gloria Saker. In lieu of the benefit provided in Section 4.01(e), Gloria Saker shall be entitled to the benefit described in Section 9.13(ii), commencing at the same time as her pre-retirement death benefit and lasting for her lifetime.

            In the event Gloria Saker does not survive the Founder, no benefit shall be payable to any Beneficiary or to the Founder's estate. Furthermore, no benefit shall be payable to any Beneficiary or to the Founder's estate following the death of Gloria Saker, regardless of the number of monthly payments received by Gloria Saker prior to her death.

      IN WITNESS WHEREOF, This Plan has been adopted this ______________ day of _____________________, 2005.

Attest:                                     FOODARAMA SUPERMARKETS, INC.


By: _________________________               By:_________________________________


                                               _________________________________
                                                          Title

                                   APPENDIX A

                                PLAN PARTICIPANTS

Emory Altobelli
James Felton
H. James Krasner, Jr.
Carl Montanaro
Anthony Popolillo
Joseph J. Saker
Thomas Saker
Joseph J. Saker, Jr.
Richard Saker
Michael Shapiro
Robert V. Spires
Joseph C. Troilo
Edward Turkot

                                   APPENDIX B

              DEFINED CONTRIBUTION PLAN ANNUITY CONVERSION FACTORS

           ---------------------------------------------------------------
                  Age          Factor               Age        Factor
                  ---          ------               ---        ------

                  45             6.83%              61          8.33%
                  46             6.89%              62          8.48%
                  47             6.95%              63          8.63%
                  48             7.02%              64          8.79%
                  49             7.09%              65          8.96%
                  50             7.16%              66          9.14%
                  51             7.24%              67          9.32%
                  52             7.32%              68          9.51%
                  53             7.41%              69          9.70%
                  54             7.50%              70          8.89%
                  55             7.60%              71         10.09%
                  56             7.71%              72         10.30%
                  57             7.82%              73         10.50%
                  58             7.94%              74         10.70%
                  59             8.06%              75         10.90%
                  60             8.19%

           ---------------------------------------------------------------

Basis: 1983 Group Annuity Mortality Table (50% male)
       Interest = 6%

To convert the balance of employer-provided 401(k) matching and profit sharing contributions to an annual annuity, payable for the participant's life with 120 payments guaranteed, multiply the balance by these factors. The Supplemental Executive Retirement Plan benefit must be offset by this annuity.

For example, for each $1,000 in the balance at age 65, reduce the annual Supplemental Executive Retirement Plan benefit by $89.60.